UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2007

Fellows Energy Ltd.
(Exact name of registrant as specified in its charter)

                                    Nevada                                      000-33321                                    33-0967648
-----------------------------------------------------------------------------------------------------------------------
(State or other jurisdiction          (Commission File Number)              (IRS Employer
                of incorporation)                                                                               Identification No.)

1942 Broadway St., Suite #320, Boulder, CO 80302
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (303) 327-1525

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the Company's filing of Form 10-QSB for the period ended June 30, 2007 (the “Form 10-QSB”) with the Securities and Exchange Commission (the “Commission”), we had been in communication with our current independent certified public accountant, Mendoza Berger & Company, L.L.P. (“Mendoza Berger”) in order to complete the required review of our financial statements.  Mendoza Berger had not yet finished their review of our financial statements prior to our filing the Form 10-QSB.

Mendoza Berger is currently completing its review of the Company's financial statements, and we are aggressively seeking any additional comments required to complete their review and to deliver their approval for filing an amended Form 10-QSB for the period ended June 30, 2007.

The Company intends to file such amended Form 10-QSB to rectify the filing, at the earliest practicable date, which is expected to be no later than August 31, 2007.

Mendoza Berger has reviewed the above disclosure contained in our Form 8-K dated August 21, 2007 and has provided us with a letter addressed to the Securities and Exchange Commission with respect to the aforementioned disclosure.  A copy of the letter provided by Mendoza Berger is included as Exhibit 7.1 and is incorporated herewith.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
7.1	Letter from Mendoza Berger Company, L.L.P. to the Securities and Exchange Commission, dated August 21, 2007 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           Fellows Energy Ltd.

Date: August 22, 2007                                                                                     /s/ GEORGE S. YOUNG
                               George S. Young
                   Chief Executive Officer